ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070838492-53
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/10/2007 2:30 PM
	Entity Number E0837862007-4

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CFO CONSULTANTS, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

STEVENSON MANAGEMENT GROUP, INC.
Name

9750 PEACE WAY #2090 — LAS VEGAS — Nevada 89147
(MANDATORY) Physical Street Address — City — Zip Code

(OPTIONAL) Mailing Address — City — State — Zip Code

3. Shares: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0

4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)

1. NORMAN LEBOEUF
Name
829 FRANCIS DRIVE — PALM SPRINGS — CA — 92262
Street Address — City — State — Zip Code

2.
Name
Street Address — City — State — Zip Code

3.
Name
Street Address — City — State — Zip Code

5. Purpose: (optional - see instructions)

The purpose of this Corporation shall be:
ALL LEGAL PURPOSES.

6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)

NORMAN LEBOEUF — X Norman deBoeuf
Name — Signature
829 FRANCIS DRIVE — PALM SPRINGS — CA — 92262
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

X [signature] — 12/7/07
Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller	20110180702-42
Secretary of State	Filing Date and Time: 03/10/2011 9:04 AM
State of Nevada	Entity Number: E0837862007-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CFO Consultants, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Articles 1 and 3 are amended to read in its entirety. Article 8 has been added as shown on the attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 72%

4. Effective date of filing: (optional) 3/10/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Ken, KEN TSANG, Chief Financial Officer

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

FIRST: Name. The name of the corporation is "Kaibo Foods Company Limited" (the "Corporation"). The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on the 10th day of December 2007.

THIRD: Shares. The total number of shares of stock that the Corporation shall have authority to issue is: 602,000,000, divided as follows: 2,000,000 shares of Preferred Stock, par value of $0.001 per share (the "Preferred Stock"), and 600,000,000 shares of Common Stock, par value of $0.001 per share (the "Common Stock").

(a) Except as otherwise provided by law or by these Articles of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by law or by these Articles of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation (the "Board"). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

(b) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

(c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board, each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board providing for the issuance of such series Preferred Stock. The Board is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

(d) On December 21, 2010, the Board of Directors of the Corporation, acting by unanimous written consent in accordance with Sections 78.390 and 78.315 of the General

Corporation Law of the State of Nevada ("NRS"), and the holders of at least a majority of the outstanding capital stock of the Corporation acting by written consent in accordance with NRS 78.390 and NRS 78.320, duly adopted resolutions authorizing the Corporation to effect a 16.09 to one (1) reverse split of the Common Stock, whereby every sixteen and nine hundredths (16.09) issued and outstanding shares of the Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Corporation and to file this Amendment to the Company's Articles of Incorporation.

EIGHTH: Business Combinations Act. The Corporation hereby elects not to be governed by the provisions of Sections 78.411-78.444 of the NRS.